Exhibit 99.1
Form 4 Joint Filer Information

Name:	China Direct Investments, Inc.

Address:	431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441

Designated Filer:	China Direct Industries, Inc.

Issuer & Ticker Symbol:	China America Holdings, Inc. (CAAH)

Date of Event Requiring Statement:	June 30, 2011

Signature:	China Direct Investments, Inc.

By: /s/ Lazarus Rothstein
Lazarus Rothstein, Vice President

Name:	Capital One Resource Co., Ltd.

Address:	Rm 804, Sino Centre
582-592 Nathan Rd., Kln
Hong Kong

Designated Filer:	China Direct Industries, Inc.

Issuer & Ticker Symbol:	China America Holdings, Inc. (CAAH)

Date of Event Requiring Statement:	June 30, 2011

Signature:	Capital One Resource Co., Ltd.

By: /s/ Lazarus Rothstein pursuant to Limited Power of Attorney dated August 27, 2009

Name:	CDI Shanghai Management Co.

Address:	W6351, Jinjiang Junling Mansion 59 Maoming Rd. (S) Shanghai, China 200020

Designated Filer:	China Direct Industries, Inc.

Issuer & Ticker Symbol:	China America Holdings, Inc. (CAAH)

Date of Event Requiring Statement:	June 30, 2011

Signature:	Capital One Resource Co., Ltd.

By: /s/ Lazarus Rothstein pursuant to Limited Power of Attorney dated January 12, 2011